Exhibit 10.16

CAMERON INTERNATIONAL CORPORATION
SEVENTH AMENDMENT
TO THE
2005 EQUITY INCENTIVE PLAN

WHEREAS, CAMERON INTERNATIONAL CORPORATION (the “Company”) has heretofore adopted the 2005 EQUITY INCENTIVE PLAN (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects:

NOW, THEREFORE, the Plan shall be amended as follows, effective May 13, 2009:

1.	The number “23,804,100” shall be substituted for the number “15,054,100” in the first sentence of Section 3.1 of the Plan.

2.	As amended hereby, the Plan is specifically ratified and reaffirmed.

        APPROVED:

       /s/ William C. Lemmer
        William C. Lemmer
        Senior Vice President, General Counsel
            and Secretary

    Date:  May 13, 2009